HIPPO HOLDINGS INC.
Organizational Chart
As of December 31, 2021
(Unless otherwise noted, all ownerships are 100%)



Hippo Holdings Inc. (DE)
POD Holdings Inc. (DE)
Hippo Employee Services Inc. (DE)
Hippo M&T - Israel Ltd (Israel)
Hippo Tech Inc. (DE)
River Horse Holdings, Inc. (DE)
Hippo JV Holdings Inc. (DE)
Hippo Home Services Inc. (DE)
Hippo Analytics Inc. (DE)
YourHaus, Inc. (DE)
Hippo Warranty Solutions Inc. (DE)
First Connect Insurance Services, LLC (TX)
Masthead Claims Administration Inc. (DE)
Masthead Insurance Agency Inc. (DE)
Swing Development Inc. (DE)
Swing Development Sp.z o.o (Poland)
RH Solutions Inc. (Cayman) Ltd. (Cayman)
SH1 Holdings, LLC (DE)
Spinnaker Insurance Company (IL)
Spinnaker Specialty Insurance Company (TX)
Mainsail Insurance Company (TX)
See Next Page for Hippo JV Holdings Structure


Hippo Holdings Inc.
(DE)
Hippo JV Holdings Inc.
(DE)
Tend Home, Inc.[1]
(DE)
North American Advantage Insurance Services, LLC
(TX)
Lennar Insurance Agency, LLC[2]
(TX)
Toll Brothers Insurance Agency, LLC[3]
(TX)
Hovnanian Insurance Agency, LLC[4]
(TX)
Doma Home Insurance Services, LLC[5]
(TX)
PennyMac Insurance Services, LLC[6]
(TX)
Shell Entities[7]

[1] Tend Home, Inc. is owned 44% by Hippo JV Holdings Inc., 44% by Bankers International Financial Corporation, 12% by CEO

[2] Lennar Insurance Agency, LLC is owned 20% by Hippo JV Holdings Inc., by 80% CalAtlantic Title Group, LLC

[3] Toll Brothers Insurance Agency, LLC is owned 20% by Hippo JV Holdings Inc., 80% by TBI Insurance Agency, LLC

[4] Hovnanian Insurance Agency, LLC is owned 20% by Hippo JV Holdings Inc., 80% by K. Hovnanian JV Holdings, Inc.

[5] Doma Home Insurance Services, LLC is owned 33% by Hippo JV Holdings Inc., 67% by Doma Holdings, Inc.

[6] PennyMac Insurance Services, LLC is owned 33% by Hippo JV Holdings Inc., 67% by PennyMac Products, LLC

[7] Thirteen additional shell insurance agencies with no operations, all domiciled in Texas